Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Avaya Holdings Corp. of our report dated November 29, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Avaya Holdings Corp's Annual Report on Form 10-K for the year ended September 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement. /s/ PricewaterhouseCoopers LLP San Jose, California August 10, 2020